Exhibit 5.1(a)

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193

(212) 351-4000

www.gibsondunn.com

August 5, 2009

Direct Dial	Client Matter No.
(212) 351-4000	67293-00091

Fax No.

(212) 351-4035

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Re:	Capital One Financial Corporation
Registration Statement on Form S-3 (Registration No. 333-159085)
Capital One Capital V 10.25% Cumulative Trust Preferred Securities
Capital One Financial Corporation 10.25% Junior Subordinated Debt Securities

Ladies and Gentlemen:

We have examined: (i) the Registration Statement on Form S-3 (Registration No. 333-159085) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 8, 2009 of Capital One Financial Corporation (the “Company”) for the registration of the Company’s senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units (the “Registration Statement”); (ii) the prospectus dated May 8, 2009 forming a part thereof, together with the documents incorporated therein by reference (the “Base Prospectus”); (iii) the preliminary prospectus supplement dated July 29, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 29, 2009 (the “Preliminary Prospectus”); and (iv) the final prospectus supplement dated July 29, 2009 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 30, 2009 (the “Final Prospectus”, and together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”) in connection with the offering and sale by Capital One Capital V, a Delaware statutory trust (the “Trust”) of 1,000,000 10.25% Cumulative Trust Preferred Securities (the “Trust Preferred Securities”). The Trust Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust, which consist solely of 10.25% Junior Subordinated Debt Securities of the Company due 2039 (the “Junior Subordinated Debt Securities”). Pursuant to a Guarantee Agreement dated August 5, 2009 between the Company and The Bank of New York Mellon, as guarantee trustee, the Company will guarantee the Trust Preferred Securities to the extent described in the Registration Statement and the Prospectus forming a part thereof (the “Guarantee”).

We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (a) the Junior Subordinated Debt Securities constitute legal, valid and binding obligations of the Company and (b) the Guarantee constitutes a legal, valid and binding obligation of the Company.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the current laws of the States of New York and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2009, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP